EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 9, 2001, accompanying the financial statements incorporated by reference in the Annual Report of Xybernaut Corporation, on Form 10-K/A for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Xybernaut Corporation to be filed on or about October 15, 2001 and the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Vienna, Virginia
October 15, 2001